Exhibit 10.6

LETTER AGREEMENT

Date: September 23, 2008

Beneficiary:  Citi Institutional Liquidity Fund plc

Letter of Credit No. 63662891

We refer to (i) Letter of Credit no. 63662891 issued by Citibank, N.A. (“Issuer”) in favor of you dated as of September 23, 2008 (the “Letter of Credit”) for the account of LM Capital Support V, LLC, a Maryland limited liability company and Legg Mason, Inc., a Maryland corporation (collectively, “we” or the “Applicants”) and related to the Securities (as defined below) and (ii) the related Agreement for Standby Letters of Credit dated as of September 18, 2008 among us and Issuer (the “Letter of Credit Agreement”).

In consideration of the issuance of the Letter of Credit and our obligations in respect thereof under the Letter of Credit Agreement and other related agreements with the Issuer, you hereby covenant and agree as follows:

(1)

You shall immediately terminate the Letter of Credit in accordance with the terms thereof upon the occurrence of any of the following events prior to September 18, 2009:

(a)

You have sold or otherwise disposed of all commercial paper and other securities issued by Gryphon Funding Ltd.  in which you have invested (the “Securities”) and either have not realized any loss therefrom or have made draws under the Letter of Credit or Letter of Credit number 61670748 issued by Citibank, N.A. in favor of you dated as of November 2, 2007 (the “Other Letter of Credit”) as a result of such sale or disposition in an aggregate amount equal to all such losses;

(b)

All Securities have been restructured, modified, refinanced, exchanged into or replaced by new debt rated at least “P-1” (or the then equivalent grade) by Moody’s (as defined below) or “A-1” (or the then equivalent grade) by S&P (as defined below) that is eligible to be held by a money market fund under Rule 2a-7 of the Investment Company Act of 1940 (each such transaction, a “Transaction”), of which the aggregate principal amount, plus the amount of any cash consideration received by you in respect thereof and any amounts drawn under the Letter of Credit or Other Letter of Credit as a result of such transaction, is no less than the amortized cost of the Securities that were so restructured, modified, refinanced, exchanged or replaced on the date used in such Transaction to determine the amount of securities to be received in such Transaction;

(c)

You have been repaid in full in respect of all Securities;

(d)

Upon our request if (i) we have obtained guarantees, insurance, contractual rights or any other supporting obligations relating to the Securities to replace the Letter of Credit, which replacement would not cause a downgrade of your ratings or you to be placed on credit watch (a “Ratings Event”) by Moody’s Investors Service Inc. (“Moody’s”) or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or (ii) we have received written confirmation from Moody’s and S&P that a termination of the Letter of Credit would not result in a Ratings Event; or

(e)

The Securities are rated “P-1” (or the then equivalent grade) or higher by Moody’s or “A-1” (or the then equivalent grade) or higher by S&P.

(2)

You agree that you will not make any drawings under the Letter of Credit (a “Drawing”) unless

(a)

the aggregate amount to be drawn in such Drawing plus the amounts drawn in any and all other Drawings does not exceed $94,785,000 (the “Maximum Amount”); and

(b)

one or more of the following events has occurred and is continuing:

(i)

you have realized a loss from a sale or other disposition of the Securities;

(ii)

All or any portion of the Securities has been restructured, modified, refinanced, exchanged into or replaced by new debt (each such transaction, a “Transaction”), of which the aggregate principal amount, plus the amount of any cash consideration received by you in respect thereof, is less than the amortized cost of the Securities so restructured, modified, refinanced, exchanged or replaced on the date used in such Transaction to determine the amount of securities to be received in such Transaction, or any amount (including principal and all accrued unpaid interest) of the Securities has been forgiven (such shortfall or forgiven amount, the “Restructuring Loss”); and/or

(iii)

All or any portion of the Securities remains outstanding on the Business Day immediately prior to September 18, 2009 (“Business Day” meaning a day other than a Saturday, a Sunday or any other day on which banks are authorized or required by law to close in New York City).

(c)

To the extent clause 2(b)(i) above applies to a Drawing, the amount of such Drawing does not exceed the difference between the amount of the realized loss described therein and any amounts drawn on the Other Letter of Credit in respect of such realized loss.  To the extent clause 2(b)(ii) above applies to a Drawing, the amount of such Drawing does not exceed the difference between the aggregate amount of the Restructuring Loss and any amounts drawn on the Other Letter of Credit in respect of such Restructuring Loss.  To the extent any event occurring on any date and described in clause 2(b)(i) or (ii) above applies to such Drawing, no other drawing has been made under the Letter of Credit with respect to such event occurring on such date and you are not making multiple drawings under the Letter of Credit for the same underlying event (it being understood that this sentence shall not prevent multiple Drawings under the Letter of Credit for different underlying events even if the same occur on the same day).  To the extent clause 2(b)(iii) above applies to a Drawing and all or only a portion of the Securities remains outstanding and held by you as of the date specified in such clause, the amount of such Drawing does not exceed the Outstanding Percentage of the Maximum Amount (the “Outstanding Percentage” meaning the percentage of the initial amount of the Securities (on the date the Letter of Credit was issued) that remain outstanding and held by you on the date specified in clause 2(b)(iii) above).  It is understood and agreed that upon the occurrence of an event described in clause 2(b)(i) or 2(b)(ii) above you will draw upon the Other Letter of Credit, if it is available and amounts may be drawn thereon, prior to drawing on the Letter of Credit.

(3)

If at any time a portion of the Securities is repaid in cash in accordance with the maturity of the Security or a scheduled payment of principal thereunder, you agree that the maximum aggregate amount that may be drawn under the Letter of Credit from that time until September 18, 2009 (the “Termination Date”) will not exceed the Percentage at such time of the Maximum Amount.  “Percentage” at any time means the percentage obtained by dividing (x) the amount of the Securities held by you on the date of issuance of the Letter of Credit less the amount of Securities that have been repaid in cash as described above through such time by (y) the amount of the Securities held by you on the date of the issuance of the Letter of Credit.

(4)

On or after the Termination Date, in the event that all of the Securities shall have been (a) sold or otherwise disposed of for cash, and/or shall have been repaid with or otherwise converted into cash or (b) restructured, modified, refinanced, exchanged into or replaced by new debt, and the sum of (i) the aggregate amount of all such cash proceeds and (ii) the aggregate principal amount of such new debt shall exceed the difference between (X) the amortized cost of the Securities so sold, disposed of, repaid, converted, restructured, modified, refinanced, exchanged or replaced less (Y) the sum of all amounts drawn under the Letter of Credit plus all amounts drawn on the Other Letter of Credit, thereupon you shall pay to us cash in the amount of such excess (i.e., the sum of clauses (i) and (ii) over the difference in clauses (X) and (Y) above); provided that such payment shall not exceed the aggregate amount drawn on the Letter of Credit.  Notwithstanding the foregoing, in the event that the amount to be drawn on the Letter of Credit pursuant to clause 2(b)(iii) above equals or exceeds the amortized cost of all Securities then outstanding and held by you, then the previous sentence of this Section 3 shall not apply and, on the date of such drawing on the Letter of Credit, you agree to transfer to us all such Securities in consideration of such drawing under the Letter of Credit.

(5)

You agree that, prior to your taking any action that would result in the occurrence and continuance of any of the events described in clause 2(b)(i) or 2(b)(ii) above, you will provide us no less than 1 business day’s notice of your intention to take such action and will sell to us, if we elect to purchase, all Securities that are the subject of the intended action at a price equal to the greater of (i) the amortized cost of such Securities and (ii) the market value of such Securities.  You will also sell to us at any time within the 5 business days before September 18, 2009, if we elect to purchase, all Securities that are outstanding and held by you at a price equal to the greater of (i) the amortized cost of such Securities and (ii) the market value of such Securities.

(6)

Subject to the satisfaction of the conditions to drawing in the Letter of Credit and subject to the terms of this Letter Agreement, it is understood and agreed that you will exercise your rights under the Letter of Credit when you are entitled to do so.

This letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter.  Section headings used herein are for convenience of reference only, are not part of this letter and are not to affect the construction of, or to be taken into consideration in interpreting, this letter.

Very truly yours,

LM CAPITAL SUPPORT V, LLC

By /s/ Charles J. Daley, Jr.

      Name:  Charles J. Daley, Jr.

      Title: President and Treasurer

LEGG MASON, INC.

By /s/ Charles J. Daley, Jr.

      Name: Charles J. Daley, Jr.

      Title: Chief Financial Officer, Sr. Vice President and Treasurer

ACKNOWLEDGED AND AGREED

CITI INSTITUTIONAL LIQUIDITY FUND PLC

By /s/ Joseph LaRocque

      Name: Joseph LaRocque

      Title: Director